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                                                                    Exhibit 99.1

                        CONSENT TO BE NAMED AS A DIRECTOR

      Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1 (the "Registration Statement") of Allied World Assurance Holdings, Ltd (the "Company") relating to the Company's initial public offering of its Common Shares, the undersigned hereby consents to being named and described in the Registration Statement and in any and all amendments, including post-effective amendments, or supplements thereto (including the prospectus contained therein) to be filed with the U.S. Securities and Exchange Commission as a person about to become a director of the Company, with such appointment to become effective immediately upon the consummation of the offering contemplated therein, and to the filing or attachment of this Consent with such Registration Statement and any amendment, including any post-effective amendment, or supplement thereto.

      IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 14th day of March, 2006.


                  /s/ James F. Duffy
                  ------------------
                  James F. Duffy